Exhibit 10.1
AMENDMENT NO. 1 TO
CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of December 24, 2008 (this “Amendment”), among COMMSCOPE, INC., a Delaware corporation (the “Borrower”), the Guarantors, BANK OF AMERICA, N.A., as Administrative Agent, and the Required Lenders listed on the signature pages hereto, to the Credit Agreement dated as of December 27, 2007 (the “Credit Agreement”) among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Amendments.

Upon and subject to the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Amendment No. 1 Effective Date” means the date as of which Amendment No. 1 to this Agreement became effective.

“Impacted Lender” means (a) a Defaulting Lender or (b) a Lender as to which (i) the L/C Issuer or Swing Line Lender (as applicable) has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that Controls such Lender (x) has admitted in writing that it is insolvent or (y) has become the subject of a bankruptcy, insolvency or similar proceeding, or has had a receiver, conservator, trustee or custodian appointed for it.

(b)    The definition of “Base Rate” in the Credit Agreement is hereby amended by replacing clauses (a) and (b) with the following:  “(a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurodollar Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 100 basis points”.

(c)    The definition of “Consolidated EBITDA” in the Credit Agreement is hereby amended by replacing “and” immediately before “(vii)” with a comma and adding the following words immediately before the words “plus (b)”:

“(viii) charges or expenses (cash or non-cash) relating to the acquisition, prepayment, redemption, purchase or conversion of the Borrower Convertible Subordinated Debentures and (ix) non-cash charges or expenses related to equity-based compensation for employees, officers, directors and consultants of the Borrower and its Subsidiaries (including those arising from the issuance or sale of stock, granting of stock options, granting of stock appreciation rights, warrants or restricted stock and similar arrangements (including performance units settled with stock)),”.

(d)    The definition of “Defaulting Lender” in the Credit Agreement is hereby amended by replacing clause (c) thereof with the following:  “(c) (i) has admitted in writing that it is insolvent or (ii) has become the subject of a bankruptcy, insolvency or similar proceeding, or has had a receiver, conservator, trustee or custodian appointed for it.”

(e)    The definition of “Eurodollar Rate” in the Credit Agreement is hereby amended by adding the following at the end thereof:  “Notwithstanding the foregoing, for the purpose of clause (c) of the definition of “Base Rate,” the rates referred to above shall be the rates as of 11:00 a.m. (London time) on the date of determination (rather than two Business Days prior to the commencement of the Interest Period).”

(f)    The definition of “Excess Cash Flow” in the Credit Agreement is hereby amended by replacing clause (b)(ii) in its entirety with the following: “scheduled principal repayments, to the extent actually made (including by application of optional prepayments made after the Amendment No. 1 Effective Date to scheduled amortization payments for such fiscal year as set forth in Section 2.05(a)(i)), of Term Loans pursuant to Section 2.07, and optional prepayments of Term Loans pursuant to Section 2.05(a)(i) made prior to the Amendment No.1 Effective Date,”.

(g)    The definition of “Letter of Credit Sublimit” in the Credit Agreement is hereby amended by replacing “$40,000,000” with “$85,000,000”.

(h)    The definition of “Loan Documents” in the Credit Agreement shall be amended by adding the following before the semicolon: “and (i) any amendment to this Agreement in accordance with Section 10.01”.

(i)    Section 2.03(a)(ii)(A) of the Credit Agreement is hereby amended by replacing “$10,000,000” with “$15,000,000”.

(j)    Section 2.03(a)(iii) of the Credit Agreement is hereby amended by  replacing clause (E) of Section 2.03(a)(iii) in its entirety with the following:

“(E)        any Revolving Lender is at such time an Impacted Lender, unless the L/C Issuer has received (as set forth below) cash collateral or similar security satisfactory to such L/C Issuer (in its sole discretion) from either the Borrower or such Impacted Lender in respect of such Impacted Lender’s obligation to fund under Section 2.03(c).  The Borrower and/or such Impacted Lender hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, a security interest in all such cash collateral and all proceeds of the foregoing.  Such cash collateral shall be maintained in blocked, deposit accounts at Bank of America and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent.  If at any time the Administrative Agent determines that any funds held as cash collateral under this clause (E) are subject to any right or claim of any Person other than the Administrative Agent for the benefit of the L/C Issuer or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Impacted Lender, the Borrower and/or such Impacted Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as cash collateral under this clause (E) that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.  If the Lender that triggers the cash collateral requirement under this clause (E) ceases to be an Impacted Lender (as determined by the L/C Issuer in good faith), or if there are no L/C Obligations outstanding, the funds held as cash collateral shall thereafter be returned to the Borrower or the Impacted Lender, whichever provided the funds for the cash collateral.”

(k)    Section 2.04(a) of the Credit Agreement is hereby amended by adding the following as the second paragraph thereof:

“Notwithstanding the foregoing, the Swing Line Lender may (in its sole discretion) determine not to provide any Swing Line Loans to the Borrower.  Furthermore, before making any Swing Line Loans (if at such time any Revolving Lender is an Impacted Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of cash collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from either the Borrower or such Impacted Lender in respect of such Impacted Lender’s risk participation in such Swing Line Loans as set forth below.  The Borrower and/or such Impacted Lender hereby grants to the Administrative Agent, for the benefit of the Swing Line Lender, a security interest in all such cash collateral and all proceeds of the foregoing.  Such cash collateral shall be maintained in blocked, deposit accounts at Bank of America and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent.  If at any time the Administrative Agent determines that any funds held as cash collateral under this paragraph are subject to any right or claim of any Person other than the Administrative Agent for the benefit of the Swing Line Lender or that the total amount of such funds is less than the aggregate risk participation of such Impacted Lender in the relevant Swing Line Loan, the Borrower and/or such Impacted Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as cash collateral under this paragraph that the Administrative Agent determines to be free and clear of any such right and claim.  If the Lender that triggers the cash collateral requirement under this paragraph ceases to be an Impacted Lender (as determined by the Swing Line Lender in good faith), or if the Swing Line Sublimit has been permanently reduced to zero, the funds held as cash collateral shall thereafter be returned to the Borrower or the Impacted Lender, whichever provided the funds for the cash collateral.”

(l)    Section 2.04(b) of the Credit Agreement is hereby amended by adding the following sentence as the last sentence:  “Notwithstanding the foregoing, if the Swing Line Lender shall elect, pursuant to Section 2.04(a), not to fund any Swing Line Loan for any reason, the Swing Line Lender shall promptly notify the Borrower and the Administrative Agent of such election after the receipt of the relevant Swing Line Loan Notice.”

(m)    Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the following sentence in its entirety:  “Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.”

(n)    Section 2.05(b)(i) of the Credit Agreement is hereby amended by replacing “the Borrower shall prepay an aggregate principal amount of Loans equal to the Applicable ECF Sweep Percentage of Excess Cash Flow for such fiscal year.” with the following:

“the Borrower shall prepay an aggregate principal amount of Loans equal to (x) the Applicable ECF Sweep Percentage of Excess Cash Flow for such fiscal year minus (y) the Applicable Reduction Percentage of any optional prepayments of Term Loans pursuant to Section 2.05(a)(i) made after the Amendment No. 1 Effective Date, during such fiscal year, other than such prepayments to the extent they reduced amortization payments scheduled during such fiscal year (and therefore reduced Excess Cash Flow pursuant to the parenthetical clause in clause (b)(ii) of the definition thereof) or prepayments funded with the proceeds of Indebtedness.  “Applicable Reduction Percentage” means, for any fiscal year, (a) 75% if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 2.50:1.00 and (b) 100% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.50:1.00.”

(o)    Section 2.05(b)(vi) of the Credit Agreement is hereby amended by replacing “the foregoing provisions of this Section 2.05(b)” in the first sentence with “paragraphs (i), (ii), (iii), (iv), (v) or (xi) of this Section 2.05(b)”.

(p)    Section 2.05(b) of the Credit Agreement is hereby amended by adding the following clause immediately after clause (x):

“(xi)          In accordance with Section 3(e) of Amendment No. 1 to this Agreement, the Borrower has prepaid $150,000,000 aggregate principal amount of Term Loans.  Such prepayment shall be applied in accordance with Section 2.05(b)(vi) and (x) (excluding the last sentence of such paragraph (x)).  For the avoidance of doubt, the amount of such prepayment shall not reduce the amount of Excess Cash Flow and shall not reduce the amount of prepayment required by Section 2.05(b)(i).”

(q)    Section 2.06(b)(iii) of the Credit Agreement is hereby amended by adding the following at the end:

“The Revolving Credit Facility shall be automatically and permanently reduced by an amount equal to 100% of the amount, if any, by which the aggregate payments pursuant to Section 7.13(a)(iv) and (v) exceed $100,000,000.”

(r)    Section 2.08(c) of the Credit Agreement is hereby amended by adding the following before the period in the first sentence:

“; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Credit Loan or a Swing Line Loan without a permanent reduction in Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (ii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion”.

(s)    Section 7.01(s) of the Credit Agreement is hereby amended by replacing “Section 7.02(a) or (f)” with “Section 7.02(a), (f) or (h)”.

(t)    Section 7.03(c) of the Credit Agreement is hereby amended by replacing the proviso with the following:  “provided that any Investment in the form of a loan or advance to or by a Loan Party shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Collateral Documents;”.

(u)    The proviso in Section 7.13(a) of the Credit Agreement is hereby amended by replacing clause (iii) with the following: “ (iii) conversion of any Indebtedness into, or payment for any purchase of Indebtedness with, common stock, or options, rights or warrants to acquire common stock, of the Borrower”.

(v)    The proviso in Section 7.13(a) of the Credit Agreement is hereby further amended by replacing “or” immediately before “(iv)” with a comma and adding the following before the semicolon:  “or (v) at any time after the prepayment required by Section 2.05(b)(xi) has been made and on or prior to March 23, 2009, cash payments in an aggregate amount not to exceed $200,000,000 (less any payments pursuant to the foregoing clause (iv)) (x) to acquire, prepay, redeem or purchase Borrower Convertible Subordinated Debentures, and/or (y) in connection with the conversion of Borrower Convertible Subordinated Debentures (which cash payments shall, for purposes of this clause (v), be deemed to have been made upon, and to the extent of, deposit of cash with the trustee or paying agent for the purpose of making payments to holders of the Borrower Convertible Subordinated Debentures);”.

(w)    Section 8.01(e) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount outstanding (including amounts owing to all creditors under any combined or syndicated credit arrangement), when taken together with the principal amount of all other Indebtedness and Guarantees outstanding (other than Indebtedness hereunder and under Swap Contracts) as to which such failure has occurred, exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of any Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, which Indebtedness or Guarantee, when taken together with the unpaid principal amounts of all other Indebtedness and Guarantees (other than Indebtedness hereunder and under Swap Contracts) as to which any such failure or event has occurred, exceeds the Threshold Amount; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, when taken together with all other Swap Contracts as to which events of default or events referred to in the immediately preceding clauses (A) and (B) are applicable, the Swap Termination Value owed by the Loan Parties and their Subsidiaries exceeds the Threshold Amount and such Loan Party or such Subsidiary fails to pay such Swap Termination Value when due after applicable grace periods; or”.

Section 2.    Representations and Warranties.

Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 1 Effective Date that:

(a)           The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(b)           Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects.

(c)           At the time of and before and after giving effect to this Amendment, no Default shall exist.

Section 3.    Conditions to Effectiveness.

This Amendment shall become effective as of the date when each of the following conditions is satisfied:

(a)    The Administrative Agent (or its counsel) shall have received from (i) Lenders constituting the Required Lenders (it being understood that clause (ii) of the proviso of the definition of “Required Lenders” does not apply) and (ii) each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party.

(b)    All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.

(c)    The representations and warranties in Section 2 of this Amendment shall be true and correct.

(d)    The Borrower shall have paid a consent fee (the “Consent Fee”) to the Administrative Agent, for the ratable account of the Applicable Lenders (as defined below), equal to (i) 0.50% of the aggregate outstanding principal amount of Term Loans of the Applicable Lenders, after giving effect to the prepayment required under Section 3(e) of this Amendment, plus (ii) 0.50% of the aggregate amount of Revolving Credit Commitments of the Applicable Lenders.  “Applicable Lender” shall mean each Lender that has delivered an executed counterpart of this Amendment prior to 12:00 noon, New York City time, on December 24, 2008 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.

(e)    On or prior to the fifth Business Day after receipt of counterparts of this Amendment from the Required Lenders, the Borrower shall have prepaid an aggregate principal amount of Term Loans equal to $150,000,000.  Such prepayment shall be applied as set forth in Section 2.05(b)(xi) of the Credit Agreement.  The Borrower shall notify the Administrative Agent in writing of any prepayment of Term Loans required to be made by this Section 3(e) not later than 11:00 a.m. (A) three Business Days prior to any prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans.

(f)    All fees and expenses payable on or before the Amendment No. 1 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment (in the case of expenses, for which the Borrower has received a statement or invoice) shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

Section 4.    Guarantor Reaffirmation.

Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Guarantor on all Collateral of such Guarantor continue to secure the payment of all of the Secured Obligations.

Section 5.    Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in  .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.    Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.    Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 8.    Effect of Amendment.

On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMMSCOPE, INC., as Borrower

By:	/s/ Jearld L. Leonhardt
Name: Jearld L. Leonhardt
Title: Executive Vice President and Chief Financial Officer

COMMSCOPE, INC. OF NORTH CAROLINA

CONNECTIVITY SOLUTIONS MANUFACTURING, INC.,

COMMSCOPE SOLUTIONS INTERNATIONAL, INC.,

ANDREW LLC,

ANDREW SYSTEMS INC.,

ANDREW INTERNATIONAL CORPORATION,

CELLSITE INDUSTRIES, INC.,

ATI INTERNATIONAL, INC.,

ANDREW INTERNATIONAL HOLDING CORPORATION,

ALLEN TELECOM LLC,

ANTENNA SPECIALISTS CO., INC. and

ALLEN TELECOMMUNICATIONS INVESTMENTS LLC, as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President

COMMSCOPE INTERNATIONAL, INC. and

CABLE TRANSPORT, INC., as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Vice President

COMMSCOPE INTERNATIONAL HOLDINGS, LLC,

VEXTRA TECHNOLOGIES, LLC and

COMMSCOPE NETHERLANDS GP, LLC, as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Manager

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Sugeet Manchanda Madan
Name: Sugeet Manchanda Madan
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Sugeet Manchanda Madan
Name: Sugeet Manchanda Madan
Title: Senior Vice President